Exhibit 10.4

NEITHER THIS CONVERTIBLE NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE AS INTEREST OR UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY PROVIDING THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

NYIAX, Inc.

CONVERTIBLE NOTE

FOR VALUE RECEIVED, NYIAX, Inc., a Delaware corporation with principal place of business at 900 Easton Avenue, STE 26-1088, Somerset, NJ 08873-1760, (hereinafter called “Borrower” or the “Company”), hereby promises to pay to Datavault AI Inc (“Holder”), the sum of Two Million Five Hundred Thousand U.S. Dollars (US$2,500,000), with interest accruing at the annual rate of four percent (4%) percent. Interest hereunder shall be payable quarterly in kind, with payment in shares of the Company common stock, par value $0.0001 per share (the “Common Stock”) valued at two ($2.00) dollars per share (“PIK Shares”). The Company and Holder collectively shall be designated for purposes of this Note as the Parties.

The principal and accrued interest pursuant to this Note shall automatically convert to shares of the Company’s Common Stock (the “Conversion Shares” and the PIK Shares, respectively) pursuant to the terms of the Automatic Conversion mechanism set forth in Section 1.3 below or on the Maturity Date (as defined below). All the Conversion Shares and PIK Shares issuable hereunder will upon issuance be fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof, but subject to the lock-up provisions of the Holder in the Share Exchange Agreement between the Parties dated March 16, 2025. The Borrower shall at all times have authorized and reserved for issuance a sufficient number of shares of its Common Stock to provide for the payment of interest and the conversion of this Note. The Company shall, as soon as practicable after the applicable conversion date, issue and deliver to the Holder, or to its nominees, in a book-entry form the number of shares of Common Stock, to which the Holder shall be entitled.

The following terms shall apply to this Note:

ARTICLE I
PAYMENT RELATED PROVISIONS

1.1            Interest Payments. Borrower shall pay interest on the outstanding principal amount of this Note in PIK Shares each quarter commencing three (3) months from the date of the Note until the Maturity Date.

1.2            Repayment. This Note, including accrued interest, shall be repaid to the Holder on or before the Maturity Date as provided herein unless the Automatic Conversion provisions contained herein are satisfied in section 1.3.

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1.3            Automatic Conversion. In the event the Borrower has completed a public offering of its Common Stock before the Maturity Date and become subject to the Securities Exchange Act of 1934, the outstanding principal balance of the Note and any accrued interest shall be converted into the Company’s Common Stock at $2.00 per share..

1.4            Reserved.

1.5            Maturity Date: Unless earlier converted as set forth above, the outstanding principal and all accrued interest under the Note will become due and payable on the earliest to occur of: (i) March 16, 2026 or (ii) an Event of Default occurs (the “Maturity Date”). On the Maturity Date, the Note and any accrued interest will automatically convert into the Borrower’s Common Stock at $2.00 per share.

ARTICLE II
EVENTS OF DEFAULT

The occurrence of any of the following events of default (each, an “Event of Default”) shall, at the option of the Holder hereof, make all sums or principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below:

2.1            Breach of Covenant. The Borrower breaches any covenant or other term, or condition of this Note and such breach continues in excess of a period of thirty (30) business days after written notice to the Borrower from a Holder.

2.2            Receiver or Trustee. The Borrower shall make an assignment for the benefit of Holders or apply for, or consent to, the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

2.3            Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of Borrowers shall be instituted by the Borrower.

2.4            Conversion. The Company shall fail for any reason to deliver the shares of Common Stock to the Holder prior to the second (2nd) business day after the automatic conversion of the Note pursuant to Section 1.3 or 1.5.

ARTICLE III
REPRESENTATIONS BY HOLDER

Holder represents and warrants to Borrower as follows:

3.1            Holder has received and examined all public information, of or concerning Borrower which Holder considers necessary to making an informed decision regarding this Note. In addition, Holder has had the opportunity to ask questions of, and receive answers from, the officers and agents of Borrower concerning Borrower and to obtain such information, to the extent such persons possessed the same or could acquire it without unreasonable effort or expense, as Holder deemed necessary to verify the accuracy of the information referred to herein.

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3.2            Holder acknowledges and understands that (i) the proceeds of this Note will not be sufficient to provide Borrower with the necessary funds to achieve its current business plan; (ii) the Borrower does not have sufficient cash available to repay this Note; (iii) this Note will not be guaranteed, (iv) Holder bears the economic risk of never being repaid on this Note; and (v) the Borrower may use the proceeds of this Note to satisfy past payables and working capital obligations. Holder has such knowledge and experience in financial and business matters that the Holder can evaluate the merits and risks of the Holder’s investment in this Note.

3.3            Holder is acquiring this Note its own account, for investment purposes only, and not with a view to the resale or distribution of all or any part thereof.

3.5            Holder acknowledges that this Note and the securities issued upon conversion thereof (a) have not been registered under applicable securities laws, (b) will be a “restricted security: as defined in applicable securities laws, (c) has been issued in reliance on the statutory exemptions from registration contemplated by applicable securities laws based (in part) on the accuracy of Holder’s representations contained herein, and (d) will not be transferable without registration under applicable securities laws, unless an exemption from such registration requirements is available.

3.6            Holder has had this Note and any other documents executed in connection herewith reviewed by their own counsel.

ARTICLE IV
MISCELLANEOUS

4.1            Failure or Indulgency Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2            Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served and shall be deemed to be delivered upon receipt or if sent by United States mail, three (3) business days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by fax transmission (with the original sent by certified or registered mail or by overnight courier) and shall be deemed to have been delivered on the day telecopied, or by electronic mail or services such as DocuSign with acknowledged receipt by the Parties. For the purposes hereof, the addresses and fax numbers of Holder and the Borrower are as set forth on the signature page hereof. Holder and Borrower may change the address, fax number, and email for service by service of written notice, fax notice, or email notice to the other as herein provided as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

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Borrower:

NYIAX, Inc.,

900 Easton Avenue,

STE 26-1088, Somerset,

NJ 08873-1760,

Attn: CEO

Holder:

Datavault AI Inc

15268 N. W. Greenbrier Parkway

Beaverton, OR 97006

ATT CEO

4.3            Definition of Note. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4            Assignability. This Note may not be assigned by the Borrower without the written consent of the Holder. This Note shall be binding upon the Borrower and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.

4.5            Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof costs of collection, including attorneys’ fees.

4.6            Governing Law; Dispute Resolution; Waiver of Jury Trial. This Note shall be construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. The parties hereunder agree that any dispute arising out of or relating to an investment pursuant to this Subscription Agreement or concerning this Subscription Agreement, including but not limited to disputes as to arbitrability and all disputes with the Company, or any employee, agent, representative, officer, director or attorney of the Company, shall be resolved through final, binding, non-appealable arbitration, before a single, neutral arbitrator, at JAMS, in New York County, New York in accordance with the rules and regulations of the American Arbitration Association. Venue of all arbitration shall be JAMS Dispute Resolution Center, New York County, New York. The Parties agree that each side will pay fifty percent (50%) of the cost of any arbitration proceedings. Judgment on any arbitration award may be entered in any court having jurisdiction. Any arbitration award shall be in United States Dollars and may be enforced in any jurisdiction in which the party against whom enforcement is sought maintains assets. The Parties agree to limit their respective testimony at any arbitration hearing to three hours per side. SUBSCRIBER HEREBY WAIVES ANY RIGHT TO SEEK ANY TYPE OF DAMAGES OTHER THAN COMPENSATORY DAMAGES, INCLUDING BUT NOT LIMITED TO CONSEQUENTIAL DAMAGES AND PUNITIVE DAMAGES. SUBSCRIBER HEREBY FURTHER WAIVES THE RIGHT TO A TRIAL BY JURY, THE RIGHT TO BRING A CLASS ACTION SUIT, AND OTHER POTENTIAL REMEDIES THAT OTHERWISE MAY BE AFFORDED BY LAW. THIS IS A CLASS ACTION WAIVER THAT APPLIES TO ALL DISPUTES ARISING OUT OF THIS INVESTMENT, INCLUDING BUT NOT LIMITED TO ANY DISPUTES WITH THE COMPANY AND ALL OF ITS EMPLOYEES, AGENTS, REPRESENTATIVES, OFFICERS, DIRECTORS, OR ATTORNEYS.

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4.7            No Amendment. This Note shall not be amended without the prior written consent of the Holder.

[signature page follows]

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name on the 16th day of March,2025.

NYIAX, Inc.
:
DATA VAULT AI INC

Name:	/s/ William Feldman	By:	/s/ Brett Moyer
		Name:	Brett Moyer
Title:	Chief Financial Officer	Title:	CFO

Address for Notice to Borrower:	Address for Notice to Holder:

Email:		Email:

Date:	March 16, 2025	Date:	March 16, 2025

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